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                                                                    EXHIBIT 5.10
                         [Letterhead of Comdisco, Inc.]


                                                                  April 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C. 20549

Ladies and Gentlemen:

         I am the Vice President and Chief Legal Officer of Comdisco, Inc., a Delaware corporation (the "Company"). The Company is filing a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of 900,000 shares (the "Shares") of the Common Stock, par value $.10 per share, of the Company to be issued pursuant to awards under the 1999 Comdisco Non-Employee Directors Plan (the "Plan").

         Assuming the Registration Statement is filed with and accepted by the Securities and Exchange Commission, the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,




                                             /s/  Jeremiah M. Fitzgerald
                                          Vice President and Chief Legal Officer